Certification of Chief Executive Officer and

Principal Financial Officer

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Southern States Sign Company (the “Company”) on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Sergio Schisani, Chief Executive Officer and Principal Financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: April 16, 2013	By:	/s/ Sergio Schisani
Sergio Schisani
Chief Executive Officer
Principal Financial Officer